UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/19/2004

Analytical Surveys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-13111

CO	84-0846389
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11900 Crownpoint Drive
San Antonio, TX 78233
(Address of Principal Executive Offices, Including Zip Code)

210-657-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On November 19, 2004 Analytical Surveys, (the "Company")issued a press release commenting on recent trading activity in its common stock and the conversion of the Company's senior secured convertible promissory note held by Tonga Partners, L.P. The Company reiterated that it is unaware of any business reason for the recent unusual trading activity in the Company's stock. Based on reports filed by Tonga since its conversion of the note, the Company has learned that Tonga has sold its shares of common stock in the Company and no longer holds any Company shares. Prior to the recent unusual trading activity, the Company had been negotiating with Tonga to buy the note at a discount and remove the convertibility feature of the note except in the event of default. The Company believes that the unexpected substantial trading activity caused Tonga to revisit its ability to liquidate the underlying shares of common stock and elect to convert the note into shares of the Company's common stock. Upon the sale of all of its the Company's shares, Tonga has relinquished its right to appoint directors of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: November 19, 2004.	By:	/s/ Lori Jones
Lori Jones
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1